                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by party other than Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
[X]  Definitive Proxy Statement                 the Rule 14a-6(e)(2))

[ ]  Definitive additional materials       [ ]  Soliciting Materials pursuant to
                                                Rule 14a-11(c) or Rule 14a-12

                              Kennedy-Wilson, Inc.
                (Name of Registrant as Specified in Its Charter)

                      -------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of shares to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined.):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              KENNEDY-WILSON, INC.

                             9601 Wilshire Boulevard
                                    Suite 220
                      Beverly Hills, California 90210-5205

                             -----------------------

                            NOTICE OF ANNUAL MEETING
                           To be Held on June 23, 1999

                             -----------------------

          We invite you to attend the Annual Meeting of Kennedy-Wilson, Inc., a Delaware corporation, to be held at the Regent Beverly Wilshire Hotel, located at 9500 Wilshire Boulevard, Beverly Hills, California 90210 on June 23, 1999 at 9:30 a.m. Pacific Time, and at any adjournments thereof, for the following purposes:

          1. To elect three (3) directors to serve on our board of directors until our 2002 Annual Meeting or such later time as their successors may be elected and are qualified.

          2. To transact such other business as may properly come before the meeting.

          Our Board of Directors has fixed the close of business on May 26, 1999 as the record date for determining the Stockholders entitled to notice of the meeting, as well as for determining the Stockholders entitled to vote at the meeting.

          It is important that your shares be represented whether or not you are able to attend in person. We urge you to read the accompanying Proxy Statement and specify your choices on the matters presented by filling in the appropriate boxes on the enclosed Proxy Card and returning it promptly. If you attend the meeting and prefer to vote in person, you may do so even if you have returned your Proxy Card. You may also revoke a proxy at any time before it is exercised.

          Thank you for your cooperation and continued support and interest in Kennedy-Wilson, Inc.

                                        KENNEDY-WILSON, INC.


                                        /s/ FREEMAN A. LYLE
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

Beverly Hills, California
Wednesday, June 2, 1999

                              KENNEDY-WILSON, INC.

                             9601 Wilshire Boulevard
                                    Suite 220
                      Beverly Hills, California 90210-5205




                          ----------------------------

                                 PROXY STATEMENT

                                 Annual Meeting

                                  June 23, 1999


                          ----------------------------



                  The Board of Directors (the "Board") of Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), is soliciting proxies for use at the 1999 Annual Meeting (the "Annual Meeting") to be held at the Regent Beverly Wilshire Hotel, located at 9500 Wilshire Boulevard, Beverly Hills, California 90210 on June 23, 1999 at 9:30 a.m. Pacific Time, and at any adjournments thereof. On or about June 2, 1999, the Company began sending the attached Notice of Annual Meeting, this Proxy Statement, and the enclosed Proxy Card to all Stockholders of record entitled to vote.



                                     VOTING

                  The purposes of the Annual Meeting is to elect three directors and to transact any other business that may properly be presented. The Board recommends that you and your fellow Stockholders vote "FOR" the nominees for director selected by the Board. The enclosed Proxy Card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the nominees for director recommended by the Board. A Stockholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary of the Company, prior to the meeting, a written revocation or a duly executed proxy bearing a later date.

WHO CAN VOTE

                  Stockholders of record at the close of business on May 26, 1999 (the "Record Date") are eligible to vote at the Annual Meeting. The only outstanding class of stock of the Company is its common stock, par value $0.01 per share ("Common Stock"). On the Record Date, there were 9,070,277 shares of Common Stock issued and outstanding.

VOTING RIGHTS OF COMMON STOCK

                  Each holder of Common Stock (or her proxy) shall be entitled to one vote per share of Common Stock held as of the Record Date for each item voted on at the Annual Meeting.

HOW TO VOTE

                  You can vote on matters that come before the meeting in two ways:

                  -   You can come to the Annual Meeting and vote in person; or

                  - You can vote by filling out, signing and returning the enclosed Proxy Card. If you do so, the individuals named on the card as proxies (the "Appointees") will vote your shares as directed in the Proxy Card.

                  If you sign and return the Proxy Card but do not make specific choices, the Appointees will vote your shares "FOR" the election of all nominees for director recommended by the Board and listed on the Proxy Card. If any other matters are presented for action at the meeting, the Appointees will vote your shares according to their best judgment. At the time this Proxy Statement was printed, the Company knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

                  William McMorrow and Freeman Lyle have agreed to represent Stockholders submitting properly executed Proxy Cards as the Appointees and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the Proxy Cards. Mr. McMorrow is the Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Lyle is Executive Vice President, Chief Financial Officer and Secretary of the Company.

                  You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the meeting. There are three ways to revoke your proxy:

                  -   You may send in another Proxy Card with a later date;

                  - You may notify the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

                  -   You may vote in person at the Annual Meeting.

                  Whether or not you plan to attend the Annual Meeting in person, please fill in and sign the enclosed Proxy Card and return it promptly. If you do attend the Annual Meeting, you may vote your shares even though you have sent in your Proxy Card. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

QUORUM

                  A quorum of Stockholders is necessary to hold a valid meeting. A majority of the outstanding shares of Common Stock on the Record Date (except treasury shares), present in person or represented by proxy at the beginning of the Annual Meeting, constitutes a quorum. If you have returned a properly signed Proxy Card, you will be considered present at the meeting and counted in determining the presence of a quorum. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees and to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not otherwise affect the voting.

                  Votes at the Annual Meeting will be tabulated by the inspector of election, who shall be appointed by the Chairman of the meeting. The inspector of election's duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or abstaining from voting, for the election of directors.

NO APPRAISAL RIGHTS

                  Under the Delaware General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the Annual Meeting.


                       PROPOSAL I -- ELECTION OF DIRECTORS

                  The Company has a three-tiered, classified Board of Directors with staggered terms of office for each class. Each class serves a three-year term. The term for Class I directors expires at the Annual Meeting, the term for Class II directors expires at the 2000 Annual Meeting and the term for Class III directors expires at the 2001 Annual Meeting or as soon after each such meeting as the successor directors for each class have been elected and qualified.

                  The persons listed below have been designated by the Board as candidates for election as Class I directors. Each is currently serving as a Class I director. Unless otherwise specified in the Proxy Card, the proxies solicited by the Board will be voted "FOR" the election of these candidates. In case any of these candidates becomes unavailable to stand for election to the Board, an event which is not anticipated, the Appointees, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

                  The terms of directors elected at the Annual Meeting expire at the 2002 Annual Meeting or as soon thereafter as their successors are duly elected and qualified. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

                  Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee on your Proxy Card, your vote will not count either "for" or "against" the nominee.

                                   NOMINEES(1)


                                                                                                        DIRECTOR
NAME                                         AGE                      TITLE                              SINCE
----                                         ---     --------------------------------------------        -----
Lewis Halpert.......................          47     Director and Executive Managing Director,            1992
                                                          President of Kennedy-Wilson, Inc.
                                                          Residential and Notes Group
Kent Mouton.........................          46     Director and Chairman of the Compensation            1995
                                                          Committee

Thomas Barrack, Jr..................          52     Director                                             1998

-------------------

(1) None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of the Company. Pursuant to an Investor's Agreement dated as of July 16, 1998 between the Company and Colony Investors III, L.P., the Company appointed Mr. Barrack to the Board in July 1998 and agreed to use best efforts to cause a person designated by Colony Investors III, L.P. to be included as a nominee of the Board in this Proxy Statement. Colony Investors III, L.P. has designated Mr. Barrack as its nominee.


                          RECOMMENDATION OF THE BOARD:

  The Board recommends a vote `FOR" the election of each nominee listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

  The Company's directors and executive officers are listed below:


                                                                                                       BOARD TERM
NAME                                         AGE                     TITLE                               EXPIRES
----                                         ---     ----------------------------------------------      -------
William McMorrow....................          52     Chairman of the Board of Directors and Chief         2001
                                                          Executive Officer

Lewis Halpert.......................          47     Director and Executive Managing Director,            1999
                                                          President of Kennedy-Wilson, Inc.
                                                          Residential and Notes Group

Richard Mandel......................          36     Director and Managing Director, President of         2000
                                                          Kennedy-Wilson, Inc. Commercial Group

Barry Schlesinger...................          58     Director and President of Kennedy-Wilson             2000
                                                          Properties Ltd.

Donald Prell........................          75     Director and Chairman of the Audit Committee         2001

Kent Mouton.........................          46     Director and Chairman of the Compensation            1999
                                                           Committee

Thomas Barrack, Jr..................          52     Director                                             1999

Freeman Lyle........................          45     Executive Vice President, Chief Financial       not applicable
                                                          Officer and Secretary

Terry Wachsner......................          50     Senior Managing Director of Kennedy-Wilson      not applicable
                                                          Properties Ltd.


                  WILLIAM MCMORROW has been Chairman of the Board and Chief Executive Officer since joining the Company's predecessor company in 1988. From that time, he has been instrumental to the Company's growth into a diversified real estate services and investment company.

                  Prior to 1988, Mr. McMorrow had more than 17 years of finance experience specializing in problem real estate held by financial institutions and insurance companies. For five years, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bank, a subsidiary of a publicly traded company headquartered in Southern California. During his tenure with the Bank, he was responsible for restructuring a significant portion of the Bank's assets, as well as the marketing and disposition of properties it owned. Additionally, Mr. McMorrow has held senior positions with various other financial services firms including Fidelity Bank in Pennsylvania, where he was Senior Vice President for eight years.

                  Mr. McMorrow holds a Bachelor of Science Degree and Master of Business Administration from the University of Southern California. He is also a board member of the George L. Graziadio School of Business at Pepperdine University in Malibu, California.

                  LEWIS HALPERT has been a member of the Board since joining the Company's predecessor company at the same time as Mr. McMorrow in 1988, and is Executive Managing Director and President of the

Company's Residential and Notes Group. In these positions, he is actively involved in developing new business opportunities and is currently overseeing all residential and notes investments.

                  Mr. Halpert has over 20 years experience in all facets of real estate, including investments and development, brokerage, management and marketing. Prior to joining the Company, he operated his own independent investment brokerage firm in Southern California.

                  Mr. Halpert holds a Bachelor of Arts Degree from California State University at Sonoma.

                  RICHARD MANDEL has been a member of the Board since December 1995. He is President of the Company's Commercial Group, responsible for all commercial brokerage operations in the U.S. and Asia. Since joining the Company in 1993, Mr. Mandel has established the Company's office in Tokyo and has been instrumental in developing Japan-based relationships for the Company. In 1996, Mr. Mandel opened the Company's New York office. During his tenure, he has played a prominent role in brokering U.S., European and Australian real estate assets to investors throughout Asia. In addition, he has advised Japanese companies with the acquisition and disposition of overseas assets.

                  Mr. Mandel was previously a director at Jones Lang Wootton, a predecessor company of Jones Lang LaSalle, Inc., where he was involved with real estate investment banking including the disposition, analysis, marketing, negotiations and closings relating to real estate assets and with creating stronger ties to the investment community in Hong Kong, Singapore, Indonesia and Taiwan. In addition, he advised Asian investors on their U.S. real estate holdings, created a conduit for Asian investments into the U.S. and researched new Asian markets.

                  Mr. Mandel holds a Bachelor of Arts Degree from Washington University in St. Louis, Missouri and a Master of Business Administration from the JL Kellogg School of Management at Northwestern University.

                  BARRY SCHLESINGER has served since July 1998 as a member of the Board and President of Kennedy-Wilson Properties Ltd., the Company's wholly-owned property management and leasing subsidiary. Mr. Schlesinger serves as President of Kennedy-Wilson Properties Ltd. through an Executive Services Agreement dated July 17, 1998. From 1990 to July 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Heitman Properties, Ltd., which the Company purchased in July 1998 and renamed Kennedy-Wilson Properties Ltd. Mr. Schlesinger was appointed to the Board in accordance with the Executive Services Agreement. The Executive Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement."

                  Prior to joining Heitman Properties, Ltd. in 1971, Mr. Schlesinger was responsible for project planning and scheduling for Tishman Realty and Construction Company. He has 36 years of real estate experience.

                  Mr. Schlesinger holds a Bachelor of Science Degree from the New York University College of Engineering.

                  DONALD PRELL has served as a member of the Board since March 1992. For the past five years Mr. Prell has been a mediation consultant and private investor. He also serves as a Trustee of the UCLA Foundation.

                  KENT MOUTON has served as a member of the Board since December 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991. He specializes in the practice of real estate transactions.

                  Mr. Mouton holds a Bachelor of Arts Degree and Juris Doctor Degree from UCLA.

                  THOMAS BARRACK, JR. has served as a member of the Board since July 1998. He is the Chairman and Chief Executive Officer of Colony Capital, Inc., a company that manages in excess of $1.0 billion in domestic and international real estate assets. Colony Capital, Inc. purchased a 10% equity interest in the Company in July 1998. Mr. Barrack founded Colony Capital, Inc. in 1991. Prior to forming Colony Capital, Inc., he was a principal with Robert M. Bass Group, Inc., the principal investment vehicle of the Fort Worth, Texas billionaire Robert M. Bass. Mr. Barrack also served as Deputy Under Secretary at the Department of Interior in Washington, D.C. for a period during the Reagan Administration. Mr. Barrack serves as a member of the boards of directors of public companies Continental Airlines Corporation, Public Storage, Inc., and Harveys Casino Resorts.

                  Mr. Barrack holds a Bachelor of Arts Degree form the University of San Diego and a Juris Doctor Degree from the University of Southern California. Mr. Barrack was appointed to the Board in accordance with the Company's agreement with Colony Investors III, L.P., which is discussed in the section headed "Certain Transactions-Colony Agreements."

                  FREEMAN LYLE has been the Company's Chief Financial Officer, Executive Vice President and Secretary since joining the Company in April of 1996. He is responsible for all of the Company's financial matters including overseeing capital structure and arranging and maintaining credit facilities.

                  Prior to joining the Company, Mr. Lyle was the President of Lyle Realty Group, Inc., which provided investment, financing and consulting services to real estate owners and lenders. He also served as Vice President of Finance at R&B Realty Group, an international real estate firm. During his tenure, he was responsible for the performance of a diversified real estate and loan portfolio.

                  Mr. Lyle received his Bachelor of Science Degree at California State University at Northridge and a Master of Business Administration from the University of Southern California.

                  TERRY WACHSNER has been the Senior Managing Director of Kennedy-Wilson Properties, Ltd. since July 1998 through the Executive Services Agreement previously described in the discussion of Mr. Schlesinger in this section. He joined Heitman Properties, Ltd., in 1980 and served as President from 1988 until the Company purchased that company in July 1998. He has 23 years experience in property management.

                  Mr. Wachsner holds a Bachelor of Arts Degree in Psychology and a Master of Arts Degree in Architecture/Urban Planning from UCLA.

COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board currently has two committees: an Audit Committee and a Compensation Committee.

                  The Company's Audit Committee is composed of Donald Prell (Chairman) and Kent Mouton. This committee is responsible for reviewing the Company's financial policies and objectives, and monitoring the Company's financial condition and requirements for funds in conjunction with management. In addition, the Company's Audit Committee meets with the Company's independent auditors to review their audit report and consider any recommendations. The Audit Committee held one meeting in 1998.

                  The Company's Compensation Committee is composed of Kent Mouton (Chairman) and Donald Prell. This committee establishes the Company's general compensation policies and determines the compensation levels for the Chief Executive Officer and each employee that receives annual compensation in excess of $100,000. The Compensation Committee also has oversight responsibility for administering the Company's stock option plans (other than Plan C for non-employee director stock options, pursuant to which options are granted automatically upon the initial election of a non-employee director and upon each subsequent re-election). The Compensation Committee held five meetings in 1998.

                  The Board held nine meetings in 1998. Each director attended 75% or more of the meetings of the Board and the Committees of the Board on which the director served, if any. From time to time, the members of the Board and the Committees of the Board act by unanimous written consent as permitted by the laws of the State of Delaware.

                             EXECUTIVE COMPENSATION

                  The following table sets forth the total compensation paid or accrued by the Company during each of the last three fiscal years to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company who served in either of those capacities during fiscal 1998 (collectively, the "Named Executive Officers") for services rendered:

                           SUMMARY COMPENSATION TABLE


                                                                                                         NUMBER OF
                                                                                                        SECURITIES
                                                                                     OTHER ANNUAL       UNDERLYING
NAME AND POSITION                          YEAR        SALARY           BONUS       COMPENSATION(1)     OPTIONS(2)
-----------------                          ----        ------           -----       ---------------     ----------
William McMorrow,                          1998       $300,000        $2,219,222       $501,844           37,500
   Chairman of the Board of Directors      1997        300,000         1,270,734        120,607           90,000
   and CEO..............................   1996        300,000           450,000            ---              ---

Lewis Halpert,                             1998       $150,000          $623,805       $101,133              ---
   Executive Managing Director..........   1997        150,000           396,800         31,083           45,000
                                           1996        125,000           325,000            ---              ---

Richard Mandrel,                           1998       $250,000          $315,318       $116,064           37,500
   Managing Director....................   1997        225,000           284,267         35,917          243,000
                                           1996        188,000           100,000         89,000           54,000

Barry Schlesinger,(3)                      1998       $169,231          $270,000            ---           75,000
   Chairman of  the Board of Directors     1997            ---               ---            ---              ---
   of Kennedy-Wilson Properties Ltd.....   1996            ---               ---            ---              ---

Freeman Lyle,                              1998       $161,625          $140,000        $60,325           45,000
   Executive Vice-President, Chief         1997        150,000           100,000         15,020              ---
   Financial Officer and Secretary......   1996         94,000            37,500            ---           54,000

--------------------------------

(1) "Other annual compensation" includes, among other things, deferred compensation contributions and car allowance contributions. In 1996, this included a foreign cost of living and housing allowance for Mr. Mandel while he was based in Hong Kong and Tokyo. In 1996, "Other Annual Compensation" excluded compensation in the form of other personal benefits, for each of the Named Executive Officers other than Mr. Mandel, that did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for each year.

(2) Adjusted for a 20% stock dividend paid October 27,1997, a 200% stock dividend paid April 10, 1998, and a 50% stock dividend paid December 15, 1998.

(3) Mr. Schlesinger is employed by KW-A, LLC. An Executive Services Agreement between the Company and KW-A, LLC requires the Company to pay to KW-A, LLC all amounts due Mr. Schlesinger under his employment contract with KW-A, LLC. The Executive Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement."

DEFERRED COMPENSATION PLAN

                  In 1997, the Company established a nonqualified deferred compensation plan (the "Plan") to provide specific benefits to a select group of management, highly compensated employees or directors who contribute materially to the Company's continued growth, development and future business success. Under the Plan, participants are able to defer up to 100% of their annual total compensation including their bonuses. The Company is authorized to make discretionary matching contributions in varying degrees based on the Company's performance. In the fiscal year ended December 31, 1998, the Company contributed approximately $1.1 million to the Plan. This amount includes the amounts disclosed in the Summary Compensation Table, as applicable, for the Named Executive Officers in the column labeled "Other Annual Compensation."

EMPLOYEE PROFIT SHARING AND 401(k) PLANS

                  The Company maintains a profit sharing plan (the "Profit Sharing Plan") covering all full-time employees meeting certain minimum age and service requirements. Contributions to the Profit Sharing Plan are made solely at the discretion of the Board. No contributions were made for the years ended December 31,1996, 1997 and 1998.

                  The Company also has a qualified profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Employees who are 21 or older who have completed six months of service prior to January 1 or July 1 of each year are eligible to participate. Under this plan, participants are able to reduce their current compensation from 1% up to the lesser of 15% or the statutorily prescribed annual limit allowable under Internal Revenue Service Regulations and have that amount contributed to the 401(k) Plan. The 401(k) plan also includes provisions which authorize the Company to make discretionary contributions. During 1998 the Company made $27,000 in matching contributions to this plan. During 1997 the Company made $24,000 in matching contributions. The 401(k) plan has a graduated schedule of vesting over a six-year period of employment.

STOCK OPTION PLANS

                  Consistent with the Company's efforts to employ qualified and experienced professionals, the Company has three stock option plans. the Incentive Stock Option Plan ("Plan A") and the Non-statutory Stock Option Plan ("Plan B") allow the Company to grant stock options to managers, employees and consultants. The Company believes that both plans help to attract and retain highly qualified individuals to fill high-level executive and officer positions and to give key employees and consultants an additional incentive to contribute to the Company's overall success. The administration of these two plans is guided by the Company's overall compensation philosophy of rewarding managers, employees and consultants based on their relative contributions to the Company's overall accomplishments. The Compensation Committee has sole discretion to decide which eligible managers, employees and consultants are granted options, the number of options granted, and, subject to the plans, the terms and conditions of each grant. The Non-employee Director Stock Option Plan ("Plan C") allows the Company to grant stock options to non-employee directors in order to further align their interests with those of the Company's Stockholders.

                  The options granted under Plans A and B may be either incentive stock options or options which are not intended to qualify as incentive stock options. Only employees, however, are eligible for incentive stock options. In order to encourage valued employees to stay with the Company, the Compensation Committee typically grants options which vest over a three-year period. The exercise price for shares of Common Stock underlying an option is the fair market value of the stock on the date the option is granted by the Compensation Committee unless the recipient of the option grant already owns 10% or more of the Company's Common Stock. For those recipients, the exercise price is 110% of the fair market value of the stock on the date the option is granted. Under Plans A and B, as amended, an aggregate of 1,700,000 shares of Common Stock are reserved for issuance. To date, options for 1,466,620 shares have been issued. Of these options 1,244,620 remain unexercised and the balance have been exercised. All options granted under Plan A must be exercised within five years of the grant date. All options granted under Plan B must be exercised within ten years of the grant date. No option under either Plan a or Plan B can be granted after May 11, 2002.

                  The amount, price and terms of each grant under Plan C are automatic. Upon election to the Board, non-employee directors receive an option to purchase 13,500 shares of Common Stock at a price equal to fair market value of the date preceding the grant. Thereafter, each non-employee director receives an option to purchase 540 shares of Common Stock on the same terms and conditions each time he or she is re-elected to the Board. Several aspects of Plan C operate to encourage capable individuals to remain on the Board. For example, an option does not vest under Plan C until one year after the date of the grant and only vests if the holder served as a director during that entire period. Also, unexercised options lapse the earlier of 90 days after a non-employee director ceases to be one of the Company's directors and the tenth anniversary of the date the option was granted. No Plan C options may be granted after May 11, 2002. A total of 81,000 shares of Common Stock are reserved for issuance under Plan C. As of May 12, 1999, the Company had options outstanding under Plan C for 28,620 shares, of which none have been exercised.

NAMED EXECUTIVE OFFICER STOCK OPTIONS

                  The following table provides information about stock option grants made to each of the Named Executive Officers during 1998.

                           STOCK OPTION GRANTS IN 1998


                                                                                                 Potential Realizable
                                                                                                   Value of Assumed
                                       Number of     Percentage of                               Annual Rates of Stock
                                       Securities    Total Options                               Price Appreciation of
                                       Underlying      Granted to    Exercise                        Option Terms(1)
                                        Options       Employees in   Price per     Expiration    ---------------------
Name of Executive Officer               Granted           1998         Share          Date           5%         10%
-------------------------              ----------    -------------   ---------     ---------     ---------   ---------
William McMorrow..............           37,500           9.52%          $7.00       4/27/03       $72,524    $160,259
Lewis Halpert.................                0             n/a            n/a           n/a           n/a         n/a
Richard Mandel................           37,500           9.52%          $7.00       4/27/03       $72,524    $160,259
Barry Schlesinger.............           75,000          19.04%          $8.33      12/15/03      $172,607    $381,416
Freeman Lyle..................           45,000          11.42%          $3.67       1/20/03       $45,628    $100,826

-----------------

(1) The potential realized value figures assume that the stock price at the time each option is granted will appreciate at an annual rate of 5% or 10%.

                  The following table provides information about stock options held by the Named Executive Officers as of December 31, 1998.

                       AGGREGATED OPTION EXERCISES IN 1998
                    AND OPTION VALUES AS OF DECEMBER 31, 1998


                                                                       Number of Securities
                                                                      Underlying Unexercised           Value of Unexercised
                                       Number of                            Options on                 In-The-Money Options
                                        Shares                           December 31, 1998             on December 31, 1998
                                      Acquired on         Value          -----------------             --------------------
Name of Executive Officer               Exercise       Realized      Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------             -----------      --------      -----------   -------------    -----------   -------------
William McMorrow..............                0             n/a         30,000          97,500         $98,340       $196,680

Lewis Halpert.................                0             n/a         15,000          30,000         $49,170        $98,340

Richard Mandel................           18,500        $138,834        153,000         217,500        $830,142       $908,694

Barry Schlesinger.............                0             n/a            n/a             n/a             n/a            n/a

Freeman Lyle..................           27,000        $155,610          9,000          63,000         $46,746       $251,190


EMPLOYMENT CONTRACTS

                      The employment agreements of the Named Executive Officers are described below:

                  - MR. McMORROW's contract provides for a term expiring on December 31, 1999, a base salary of $300,000 per annum and an advance of $100,000, payable against a bonus of up to 20% of 1999 "profits" between $3,000,000 and $35,000,000.
                      "Profits" is defined as pre-tax, pre-reserves and prior to payment of bonuses to other employees and the Company's contributions to the Company's deferred compensation plan. The bonus is paid at 6 months based on 1st and 2nd quarter profits and at year end based on 3rd and 4th quarter profits.

                  - MR. HALPERT's contract provides for a term expiring on December 31, 1999, a base salary of $150,000 per annum plus a non-repayable advance of $150,000, payable against an annual incentive bonus of 15% to 25% of the net profit allocated to the Residential Properties Group.

                  - MR. MANDEL's contract provides for a term expiring on December 31, 1999, a base salary of $250,000 plus an incentive bonus of 12.5% to 20% of the profits allocated to the Company's Commercial Group.

                 - MR. SCHLESINGER'S employment contract is with KW-A, LLC and provides for a term expiring on December 31, 2000. KW-A, LLC is a limited liability company, of which Mr. Schlesinger is a member, that provides executive management services to the Company. Mr. Schlesinger's employment contract provides for an annual base salary of $400,000 plus (i) an annual incentive bonus of 7.06% of the first $1,700,000 of net profits of Kennedy-Wilson Properties, Ltd. in excess of $3,333,000, and a discretionary bonus in respect of the net profits of Kennedy-Wilson Properties in excess of $5,033,000 and (ii) an "add-on bonus" in 1999 of $270,000. Under the Executive Services Agreement dated as of July 17, 1998 with KW-A, LLC the Company has agreed to pay KW-A, LLC an amount equal to all sums payable to Mr. Schlesinger under the terms of his employment agreement. In return, KW-A, LLC is obligated to furnish the Company with executive management services. The Executive

                      Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement."

                  - MR. LYLE's contract, which expired on March 31, 1999, had a base salary of $180,000 plus a discretionary performance bonus of 0% to 100% of base salary. The Compensation Committee is in the process of extending Mr. Lyle's contract on substantially similar terms.

                  In addition to compensation as noted above, each contract sets forth the services the Named Executive Officer is to provide to the Company, his benefits and expenses reimbursement rights and obligations, if any, a non-competition covenant, a confidentiality agreement and terms for termination. Other than the employment contract for Mr. McMorrow, none of these employment contracts provide for any severance, change-in-control or related payments to be paid to the Named Executive Officer upon termination of the employment contract. Mr. McMorrow's employment contract provides for a severance payment equal to two times his annual compensation as determined by the arithmetic average of his salary and bonus for the prior three years in the event his employment contract is not renewed other than for cause or there is a change in control of the Company.

DIRECTOR COMPENSATION

                  Each director who is not also an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains Plan C described above under the heading "Stock Option Plans" as further compensation for non-employee directors of the Company. Employees of the Company who also are directors receive no additional compensation for their service on the Board or on any Board Committee.


                                      -12

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth as of May 26, 1999 the total number of shares of Common Stock beneficially owned and the percentage of the outstanding shares so owned by (i) each director, (ii) each Named Executive Officer, (iii) all executive officers and directors as a group and (iv) each beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock known to the Company. Except as otherwise indicated in the notes following the table, the Stockholders listed in the table are the beneficial owners of the shares listed with sole voting and investment power over those shares. Shares subject to options exercisable within 60 days are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.


                                                     Number of shares
Name                                                beneficially owned   Percent of class
----                                                ------------------   ----------------
William McMorrow(1)...............................      1,521,821              16.7

Lewis Halpert(2)..................................      1,384,047              15.2

Richard Mandel(3).................................        282,500               3.0

Barry Schlesinger(4)..............................         42,499                 *

Donald Prell(5)...................................         14,580                 *

Kent Mouton(5)....................................         14,040                 *

Thomas Barrack, Jr.(6)............................        858,166               9.5

Freeman Lyle(7)...................................        131,493               1.4

All Executive Officers and Directors as a Group...      4,258,147              44.0

Colony Investors, III, L.P.(6)....................        858,166               9.5

Kenneth Stevens...................................        766,200               8.4

Cahill, Warnock Strategic Partners Fund, L.P.(8)..        750,000               8.3

Stephen F. Mandel, Jr.(9).........................        545,000               6.0

----------------------------

*      Less than 1.0%.

       Except as otherwise indicated in the following notes, the address for each individual, company, or named group is in care of Kennedy-Wilson, Inc., 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

(1) Includes approximately 4,190 shares held for Mr. McMorrow's account as well as approximately 275 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership, and 42,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(2) Includes approximately 1,368 shares held for Mr. Halpert's account in the Company's 401(k) Profit Sharing Plan and Trust, and 15,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(3) Includes beneficial ownership of 264,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(4) Includes beneficial ownership of 25,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(5) Includes beneficial ownership of 14,040 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(6) As reported in a Schedule 13D dated July 24, 1998 filed with the Securities and Exchange Commission (the "SEC"), Colony Investors III, L.P., a Delaware limited partnership, holds of record 660,127 shares of Common Stock and a warrant to acquire 198,039 shares of Common Stock that is now exercisable. The sole general partner of Colony Investors III, L.P. is Colony GP III, Inc., a Delaware corporation. Mr. Barrack holds a 60% interest in Colony GP III, Inc. Mr. Barrack and Colony Investors III, L.P. have shared voting and investment power with respect to those shares. The mailing address of Colony Investors III, L.P. and Thomas Barrack, Jr., as indicated in the Schedule 13D, is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067.

(7) Includes beneficial ownership of 33,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(8) As reported in a Schedule 13G dated April 26, 1999 filed with the SEC, Edward Cahill; David Warnock; Cahill, Warnock Strategic Partners, L.P.; Cahill Warnock Strategic Partners Fund, L.P.; Cahill, Warnock & Company, LLC and Strategic Associates, L.P. beneficially own 750,000 shares which may be acquired pursuant to conversion of debentures in the aggregate principal amount of $7,500,000 at the current exercise price of $10.00 per share. The debentures are convertible at any time by the holders. According to the Schedule 13G, the principal business address of the beneficial owners is One South Street, Suite 2150, Baltimore, MD 21202.

(9) As reported in a Schedule 13G dated May 12, 1999 filed with the SEC. The mailing address of Stephen F. Mandel, Jr., as indicated in the
       Schedule 13G, is Two Greenwhich Plaza, Greenwhich, Connecticut 06830.

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

                  The following are brief descriptions of transactions between the Company or one or more of its subsidiaries and any of the Company's directors, executive officers or Stockholders known to the Company to own beneficially more than 5% of Common Stock, or any member of the immediate family of any of those persons during the fiscal year ended December 31, 1998 where the amount involved exceeded $60,000.

PROPERTY MANAGEMENT CONTRACTS

                  Barry Schlesinger, a member of the Company's Board and Chairman of Kennedy-Wilson Properties Ltd., holds a 7.1% interest in two buildings for which the Company provides property management services. During the period of January 1, 1998 to July 16, 1998 Heitman Properties, Ltd. earned $81,000 in management fees for these buildings. The Company acquired Heitman Properties, Ltd. on July 17, 1998 and renamed it Kennedy-Wilson Properties Ltd. During the period of July 17, 1998 to December 31, 1998 the Company earned $23,000 in management fees for these buildings. Presently, the management fees are $25,000 per year per building. The Company expects revenues related to these buildings to be approximately $50,000 for 1999. The Company may terminate the management contracts on 30 days notice.

PIONEER JOINT VENTURES

                  In November, 1996 the Company entered into a joint venture with parties who are affiliated with Goodwin Gaw, a former member of the Board. In particular, the Company paid $440,000 for a 25% interest in a joint venture that purchased a ski resort in Colorado for $7.0 million. In September, 1997 the Company acquired a

50% interest in a joint venture that purchased for $14.6 million an office building in downtown Los Angeles with approximately 28,000 square feet. The Company acquired an interest in this joint venture for approximately $1.4 million. In the first calendar quarter of 1998, the Company entered into two further joint ventures with parties who are affiliated with Mr. Gaw. In January 1998, the Company acquired for $4.2 million a 15% interest in a joint venture that purchased for $62.0 million a commercial building in New York with more than 1.0 million square feet. In March 1998, the Company acquired for about $300,000 a 40% interest in a joint venture that acquired a note collateralized by a hotel in Beverly Hills, California. The Company subsequently sold its interest in that note for $612,717. Mr. Gaw resigned from his position as a member of the Board on November 5, 1998.

LEGAL FEES

                  In 1998, the Company paid the law firm of Kulik, Gottesman & Mouton a total of approximately $496,191 in legal fees. Kent Mouton is a partner in that firm and a member of the Board.

COLONY AGREEMENTS

                  Thomas Barrack, Jr., a member of the Board and a beneficial owner of more than 5% of Common Stock, holds a 60% interest in Colony GP III, Inc. Colony GP III, Inc. is the sole general partner of Colony Investors III, L.P. Colony Investors III, L.P. is the sole member of Colony K-W, LLC.

                  In July 1998, the Company acquired Heitman Properties, Ltd. The purchase price and a portion of the expenses associated with that acquisition were financed from the proceeds of a $21.0 million subordinated loan made by Colony K-W LLC, pursuant to a Bridge Loan Agreement dated as of July 16, 1998 among Colony K-W LLC, the Company and certain subsidiaries of the Company. The loan bears interest at a rate of 14% per annum and matures on January 15, 2000. The loan is guaranteed by certain of the Company's subsidiaries on a subordinated basis and, pursuant to a Pledge Agreement dated as of July 16, 1998 made by the Company in favor of Colony K-W LLC, is secured by a pledge of all of the outstanding shares of Heitman Properties, Ltd., now known as Kennedy-Wilson Properties Ltd. The terms of the loan agreement restrict, among other things, certain borrowings, distributions and mergers involving the Company and the guarantors and is subject to additional customary restrictive covenants.

                  On July 16, 1998, Colony Investors III, L.P. entered into a Stock Purchase Agreement and a Warrant Agreement with the Company, pursuant to which Colony Investors III, L. P. purchased (i) 440,085 shares of Common Stock (660,127 shares as adjusted for the December 15, 1998 50% stock dividend) and (ii) a warrant, exercisable for seven years from July 16, 1998, to purchase an additional 132,026 shares of Common Stock (198,039 shares as adjusted for such stock dividend) at an initial exercise price of $15.00 per share ($10.00 per share as adjusted for such stock dividend) subject to adjustment as provided in the Warrant Agreement, for a total aggregate purchase price of $5,232,610.

                  In connection with the purchase of the stock and warrant, Colony Investors III, L.P. entered into an Investor's Agreement with the Company, dated as of July 16, 1998, pursuant to which the Company has agreed, during the term and subject to the provisions thereof, including the continued ownership of a specified minimum number of shares of Common Stock, among other things, to take all action necessary so that the Board will include one class I director designated by Colony Investors III, L.P., and thereafter, to use its best efforts to cause a person designated by Colony Investors III, L.P. to be included in each slate of proposed class I directors put forth by the Company and its Stockholders and recommended for election in any proxy solicitation materials disseminated by the Company. Colony Investors III, L.P.'s initial director nominee was its affiliate, Thomas Barrack, Jr., who is now a member of the Board. With certain exceptions as described in the Investor's Agreement, Colony Investors III, L.P. has preemptive purchase rights to maintain its beneficial ownership percentage for so long as its investment continues to represent at least 5% of the outstanding Common Stock.

                  The Company and Colony Investors III, L.P. also executed a Registration Rights Agreement on July 16, 1998 with respect to the warrant and any Common Stock issuable under that warrant. Pursuant to the

Registration Rights Agreement, and subject to the terms and conditions thereof, the warrant beneficially owned by Colony Investors III, L.P. is subject to demand and piggyback registration rights.

                  Colony Investors III, L.P. is also the general partner of Colony-K-W Genpar Ltd. and Colony K-W Genpar Ltd. is the general partner of Colony K-W Partners, L.P. Colony K-W, L.P., K-W Japan Investments, Inc. and EBISU Investors I, LLC are limited partners in Colony K-W Partners, L.P. K-W Japan Investments, Inc. is a wholly-owned subsidiary of the Company. EBISU Investors I, LLC is owned in part by William McMorrow (26.32%), Richard Mandel (26.32%) and Lewis Halpert (10.52%), current directors and executive officers of the Company, and Ryosuke Homma (15.79%), President of Kennedy-Wilson Japan K.K. The remainder is owned by some of the employees in the Tokyo office of Kennedy-Wilson Japan K.K. Colony-K-W Genpar Ltd. and Colony K-W together have a 97.5% interest in Colony-K-W Partners, L.P., K-W Japan Investments has a 2.0% interest and EBISU Investors I, LLC has a 0.5% interest. The Colony K-W Partners, L.P. partnership acquired a pool of distressed notes from Sanwa Bank and its affiliates in September 1998 for approximately $24.0 million and a building in Kawasaki, Japan in February 1999 for about $93.4 million.

MUROMACHI BUILDING MANAGEMENT K.K.

                  In March 1999, the Company entered into a Japanese partnership agreement with Meguro Investors, LLC. Meguro Investors, LLC is owned in part by William McMorrow (25%), Richard Mandel (25%) and Ryosuke Homma (25%). The remainder is owned by some of the employees in the Tokyo office of Kennedy-Wilson Japan K.K. The K-W/Meguro partnership purchased an insolvent Japanese real estate holding company called Muromachi Building Management K.K. The purchase price was $83,000. Under the terms of the partnership agreement, Meguro Investors LLC is the beneficial owner of the holding company acquired and the Company is the legal owner.

ARROWHEAD BROKERAGE

                  William McMorrow and Lewis Halpert each own 20% of real property located in Lake Arrowhead, California. They have retained the Company as the exclusive broker for selling that property. The Company will earn a fee of 4% of the sale price at the close of escrow. The property's value is estimated at approximately $12.5 million.

EXECUTIVE SERVICES AGREEMENT

                  On July 17, 1998, the Company entered into an agreement with KW-A, LLC to purchase executive management services. Barry Schlesinger, a member of the Board and Chairman of Kennedy-Wilson Properties, Ltd., Terry Wachsner, Senior Managing Director of Kennedy-Wilson Properties, Ltd., Larry Beasley and Jerome Powalish are equal members in KW-A, LLC. The Company pays KW-A, LLC an amount equal to all sums payable by KW-A, LLC to its members under their respective employment agreements whose services the Company uses. The amount received in 1998 by Mr. Schlesinger under this arrangement is described in the "Employment Contract" section. Mr. Wachsner received $430,000 in 1998. The terms of the Company's agreement with KW-A, LLC expire the earlier of the termination of employment by KW-A, LLC of the last member or December 31, 2000.

GOODWIN GAW SHARES

                  On November 5, 1998, Goodwin Gaw resigned from his position as a member of the Board. On November 10, 1998, the Company purchased from Mr. Gaw 135,000 shares of Common Stock for $6.716 per share for a total of $906,750. The closing price for Common Stock on the NASDAQ National Market on that date was $7.281 per share. All 135,000 shares were subsequently retired.

BROKERAGE ENGAGEMENTS

                  In the past the Company has been retained, and the Company anticipates that from time to time in the future it will be retained, to perform auction or brokerage services for entities controlled by certain of the Company's executive officers and/or directors. The Company believes that the terms of these brokerage transactions in the past have been substantially comparable to those that would have been obtainable in similar transactions with unaffiliated parties, and that they will have no material effect on the Company.

INDEBTEDNESS OF MANAGEMENT

                  In December 1997, the Company loaned an aggregate of $1,319,652 to 18 key employees. The Company made the loans to enable those employees to acquire in a private, unsolicited transaction approximately 73,314 shares of Common Stock from an institutional investor. The terms of each of the loans, other than the principal balances, are identical. Each loan is unsecured, bears interest at an annual rate equal to the commercial prime rate of Bank of America in effect from time to time plus 1%. Interest is payable semiannually on August 31 and January 31. The principal is due on the earlier of three years following the making of the loan or six months following the employee/borrower's termination of employment. The following table provides details of the loans that were made to the Company's directors and executive officers:

             DECEMBER 1997 LOANS TO DIRECTORS AND EXECUTIVE OFFICERS


                                                                    MAXIMUM AMOUNT        AMOUNT OWED AS OF
BORROWER                                                              OWED IN 1998           MAY 26, 1999
--------                                                         ---------------------       ------------
William McMorrow,
     Chairman of the Board of Directors and Chief Executive
     Officer............................................               $226,008               $    0

Lewis Halpert,
     Director...........................................               $225,972               $    0

Richard Mandel,
     Managing Director..................................               $162,000               $    0

Freeman Lyle,
     Executive Vice President, Chief Financial Officer and
     Secretary..........................................               $225,972               $110,000


                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires the Company's directors and certain of its officers, as well as persons who own ten percent or more of the Company's outstanding Common Stock ("Insiders"), to file an initial report of beneficial ownership of stock of the Company and reports of changes in beneficial ownership thereafter with the SEC. Section 16(a) requires Insiders to deliver copies of all reports filed under Section 16(a) to the Company. Based solely on a review of these copies received, the Company believes that Insiders have complied with all applicable Section 16(a) filing requirements for fiscal 1998, with the exception of Goodwin Gaw, a former director who resigned on November 5, 1998, who reported two transactions one day late.


                  PURSUANT TO ITEM 402(a)(9) OF REGULATION S-K, PROMULGATED BY THE SEC UNDER THE EXCHANGE ACT, THE FOLLOWING PERFORMANCE GRAPH AND REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PREVIOUS FILING BY THE COMPANY UNDER EITHER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE EXCHANGE ACT THAT INCORPORATES FUTURE SECURITIES ACT OR EXCHANGE ACT FILINGS IN WHOLE OR IN PART BY REFERENCE.

                                PERFORMANCE GRAPH

                  Set forth below is a line graph comparing yearly change in the cumulative total Stockholder return on the Company's Common Stock to the cumulative total Stockholder return on The Nasdaq National Market Index ("Nasdaq Market Index") and an index of publicly traded companies with one or more business lines similar to those of the Company ("Peer Group Index").

                                      [GRAPH]


                                                                     FISCAL YEAR ENDING
                                        ------------------------------------------------------------------------------
COMPANY INDEX/MARKET                        1993         1994          1995         1996         1997         1998
Kennedy-Wilson, Inc.                      100.00        40.74         14.81        28.89        56.91       112.10
Peer Group Index(1)                       100.00        64.00         64.00       144.00       244.48       207.34
NASDAQ Market Index                       100.00       104.99        136.18       169.23       207.00       291.96
---------------------------------------

(1) The Peer Group Index is made up of the following securities:

         CB Richard Ellis Services, Inc.
         Grubb & Ellis Co.
         Insignia Financial Group
         Jones Lang Lasalle Inc.
         Trammell Crow Co.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

                  The Compensation Committee of the Board (the "Committee") establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer and other senior officers of the Company and administers and/or provides oversight on all incentive plans, including the Kennedy-Wilson, Inc. 1992 Incentive and Non-Statutory Stock Option Plan and the approval of any grants of stock options thereunder.

                  The Company applies a consistent philosophy to compensation for all employees, including officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through team work that is focused upon meeting the expectations of customers and Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  During 1998, the Committee was comprised of Kent Mouton and Donald Prell, both of whom are non-employee directors. Neither Mr. Mouton nor Mr. Prell was an officer or employee of the Company during the fiscal year ended December 31, 1998, nor have either of them been an officer of the Company at any time. Mr. Mouton is a partner in the law firm of Kulik, Gottesman & Mouton. During fiscal year 1998, the Company paid Kulik, Gottesman & Mouton a total of approximately $496,191 in legal fees.

COMPENSATION POLICY

                  The Committee believes that the Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. Accordingly, the compensation policy for executive officers is designed to (i) provide a total compensation package for officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish its business objectives and (ii) to directly link compensation to improvements in performance and increase in Stockholder value. As a result, executive compensation generally includes base salary, cash incentive bonus, and the discretionary award of stock options by the Committee.

                  The Company's executive compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

                  The variable compensation plans focus respective executive officers on the immediate objectives of the business and their job, encourage executives to work together as a team to achieve Company success, and recognize and reward the sustained contribution of outstanding performers within the Company.

COMPONENTS OF COMPENSATION

                  The Company has compensation programs that include both cash and equity components. The Committee has established base salary, as well as short and long-term incentive compensation targets for certain officers of the Company. The compensation targets define the percentage for each component of total compensation.

                  With respect to cash compensation for officers, the Company sets base salaries and target incentive bonus opportunities for each officer by reviewing the cash compensation provided to comparable positions and assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each officer, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. Target incentive compensation opportunities are typically funded as stipulated levels of net profit are achieved. Some officers with defined divisional business development responsibilities also receive a salary draw, with additional opportunity to earn a proportionate share of the net profits or revenue of the relevant division.

                  The Company provides for long-term equity compensation through stock options as a means to compensate and provide long-term incentives for its executive officers. Option exercise prices for officers are set at the stock's fair market value on the date of grant, unless the optionee holds 10% or more of Common Stock, in which case the exercise price is set at 110% of fair market value on the date of the grant. Thus, the value of the Stockholders' investment in the Company must generally appreciate before an optionee receives any financial benefit from the option. Options granted to executive officers generally provide that they are exercisable over a period of three to five years after the date of grant. In determining the size of the stock option grants, the Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their respective expected future contributions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

                  William J. McMorrow has been Chairman of the Board and Chief Executive Officer of the Company since joining its predecessor company in 1988. The Committee believes that Mr. McMorrow's base salary is within a competitive range of pay, as compared with companies of similar size and scope as the Company. Incentive compensation has been linked to the Company's overall performance. In determining Mr. McMorrow's incentive compensation for 1998, the Committee considered various factors, including, but not limited to, Mr. McMorrow's guidance in the Company's financing, acquisition and disposition of real estate assets, the July 1998 acquisition of the Company's property management and leasing operations and the integration of that business line into the Company's operations. For 1999, the Committee has determined Mr. McMorrow's compensation will be based upon a potential target compensation mix whereby the majority of his total compensation will be in the form of incentives, based upon attainment of gross profits and other business factors.

                                   By the Compensation Committee of the Board of Directors

                                   Kent Y. Mouton, Chairman
                                   Donald B. Prell

                               GENERAL INFORMATION

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

                  The firm of Deloitte & Touche LLP has been selected by the Board, upon the recommendation of the Audit Committee of the Board, as independent accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1999. This firm has served as independent accountants for the Company since 1991. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make any desired statement and to answer any appropriate questions by Stockholders.

STOCKHOLDER PROPOSAL

                  In order for a proposal by a Stockholder be included in the proxy statement and proxy card for the 2000 Annual Meeting, such proposal must be received by the Company no later than February 2, 2000, assuming that the date of the 2000 Annual Meeting is not changed by more than 30 calendar days from the date of the Annual Meeting. In such event, the Company will provide notice of the date by which such proposals must be received in order to be included.

                  Pursuant to the rules and regulations promulgated by the SEC, any Stockholder who intends to present a proposal at the 2000 Annual Meeting of the Company without requesting the Company to include such proposal in the Company's proxy statement should be aware that he must notify the Company not later than April 18, 1999 of his intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board and delivered to the Company in connection with the meeting.

                  Under Section 2.9 of the Company's By-Laws, Stockholder (i) proposals submitted for inclusion at any special meeting of Stockholders and
(ii) nominations for election of directors must comply with additional procedures. With respect to any Stockholder proposal to be made at a special meeting, the Stockholder must have given notice of such proposal in writing to the Secretary of the Company not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Company's books, of the Stockholder proposing such business, (3) the class and number of shares of the Company that are beneficially owned by the Stockholder, and (4) any material interest of the Stockholder in such business. In addition, the Stockholder making such proposal shall promptly provide any other information reasonably requested by the Company.

                  With respect to Stockholder nominations for the election of directors, any Stockholder entitled to vote in the election of directors may nominate a person for election as a director at a meeting of Stockholders only if written notice of such Stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth (i) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, (iv) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board and (v) the consent of each nominee to serve as a director of the Company if so elected. In addition, the Stockholder making such nomination shall promptly provide any other information reasonably requested by the Company.

ANNUAL REPORT

                  All Stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 1998. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1998.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

                  As of the date of this Proxy Statement, the Board is not aware of any matters to come before the Annual Meeting other than those set forth on the Notice accompanying this Proxy Statement. If any other matters come before the Annual Meeting, the Proxy Card, if executed and returned, gives discretionary authority to the Appointees with respect to such matters.

ADDITIONAL INFORMATION

                  The Company will pay the cost of preparing, assembling and mailing the Notice of the Annual Meeting, this Proxy Statement, the enclosed Proxy Card, and the solicitation of the proxies. Directors, officers and other regular employees of the Company may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone or by telegraph. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding solicited material to their principals.

                  THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE YEAR 1998 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THE RECORD DATE AND BE SENT TO THE SECRETARY OF THE COMPANY AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                         By Order of the Board of Directors
                                                 /s/ Freeman A. Lyle
                                           Executive Vice President, Chief
                                          Financial Officer, and Secretary

Beverly Hills, California
June 2, 1999

                             KENNEDY-WILSON, INC.
                           9601 WILSHIRE BOULEVARD
                                 SUITE 220
                    BEVERLY HILLS, CALIFORNIA 90210-5205

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 1999
                     THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC.

     The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, and with discretionary authority as to any other matters that may come before the meeting, all the shares of common stock of Kennedy-Wilson, Inc. held of record by the undersigned on the close of business May 26, 1999, at the 1999 Annual Meeting of Stockholders to be held on June 23, 1999 at the Regent Beverly Wilshire Hotel, located at 9500 Wilshire Boulevard, Beverly Hills, California 90210, and any postponements or adjournments thereof.

     PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES "FOR" THE NOMINEES FOR DIRECTOR PROPOSED BY THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC. AND AT THEIR DISCRETION ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING. AS OF JUNE 2, 1999, THE PROXIES HAVE NO KNOWLEDGE OF ANY MATTERS TO BE PRESENTED AT THE MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY.

                          FOLD AND DETACH HERE

Please mark your votes
as indicated in this
example  /X/



                               FOR all            WITHHOLD AUTHORITY
                               nominees listed    to vote for all nominees
Election of Directors.
The Board of Directors             / /                    / /
recommends a vote "FOR"
the nominees listed below.

LEWIS HALPERT
KENT MOUTON
THOMAS BARRACK JR.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, the shares represented by this proxy will be voted FOR all of the nominees for director named above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in partnership or applicable entity name by the authorized person.


Signature(s) _____________________________________   Dated: _________, 1999
(If there are co-owners, both must sign)


                          FOLD AND DETACH HERE